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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement and Prospectus of Carbon Energy Corporation of our report dated March 1, 2000, accompanying the consolidated financial statements of Bonneville Fuels Corporation incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


HEIN + ASSOCIATES LLP


Denver, Colorado
May 7, 2001




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